Exhibit 23.1
Consent of independent registered public accounting firm
We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3
(Nos. 33-49965, 33-64261, 333-14959, 333-14959-01, 333-14959-02, 333-14959-03, 333-15649, 333-16773, 333-16773-01, 333-16773-02, 333-16773-03, 333-19719, 333-19719-01, 333-19719-02, 333-22437, 333-37567, 333-37567-03, 333-42807, 333-52826, 333-52962, 333-52962-01, 333-52962-02, 333-56573, 333-56587, 333-56587-03, 333-68500, 333-68500-01, 333-68500-02, 333-68500-03, 333-68500-04, 333-70639, 333-71876, 333-94393, 333-107207, 333-116771, 333-116771-03, 333-116773, 333-116773-01, 333-116774, 333-116774-01, 333-116775, 333-116775-02, 333-116822, 333-117770, 333-117775, 333-117785, 333-117785-01, 333-117785-02,
333-117785-03, 333-117785-04, 333-117785-05, 333-126750, 333-128506 and 333-130051) and in the Registration Statements on Form S-8 (Nos. 33-01776, 33-40272, 33-40675, 33-49909, 33-49911, 33-49913, 33-54547, 33-62453, 33-63833, 333-02073, 333-07941, 333-15281, 333-22451, 333-31634, 333-31656, 333-31666, 333-47350, 333-64476, 333-73119, 333-92217, 333-92737, 333-112967 and 333-125827) of JPMorgan Chase & Co. or affiliates of our report dated February 24, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears on page 86 of this Form 10-K.
/s/ PricewaterhouseCoopers LLP

New York, New York

March 8, 2006

159